EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Global Business Travel Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	—	—	—	—	—	—
	Equity	Preferred Stock	—	—	—	—	—	—
	Equity	Depositary Shares	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—
	Other	Subscription Rights	—	—	—	—	—	—
	Other	Purchase Contracts	—	—	—	—	—	—
	Other	Purchase Units	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—(1)	—(2)	$300,000,000	$0.00011020	$33,060.00
Secondary Offering of Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	3,775,304(3)	$6.92(4)	$26,125,103.70(4)	$0.00011020	$2,878.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$326,125,103.70		$35,938.99
	Total Fees Previously Paid							—
	Total Fee Offsets							$35,938.99(5)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Global Business Travel Group, Inc.	Form S-1	333-265748	6/21/2022		$35,938.99(5)	Equity	Class A Common Stock, par value $0.0001 per share	409,448,481	$2,857,950,397.38
Fee Offset Sources	Global Business Travel Group, Inc.	Form S-1	333-265748		6/21/2022						$35,938.99(5)

(1)	The amount to be registered consists of up to $300,000,000 aggregate offering price of an indeterminate amount of Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and/or purchase units of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of Class A Common Stock or other securities of the registrant as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, depositary shares, debt securities, warrants or subscription rights or settlement of any purchase contracts or purchase unit, or (ii) shares of Class A Common Stock, preferred stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Shares of Class A Common Stock registered for pursuant to this registration statement are shares which are to be offered by the selling stockholders named herein. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of Class A Common Stock issuable pursuant to Rule 416 under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the registrant’s common stock, as reported on the NYSE, on May 25, 2023, a date within five business days prior to the filing of this registration statement.

(5)	On June 21, 2022, the Company filed a registration statement on Form S-1 (Registration No. 333-265748), as amended, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered 409,448,481 shares of Class A Common Stock of the registrant in a primary offering (the “Primary Offering”) with an aggregate offering price not to exceed $2,857,950,397.38. In connection with the Primary Offering, the Company paid a filing fee of $264,932.00. On July 11, 2022, the Company received comments from the staff of the SEC, pursuant to which the Company revised the Prior Registration Statement and the related registration fee table to remove the Primary Offering, thereby terminating the Primary Offering. As a result, $264,932.00 (the “Unused Fees”) in previously paid fees remain available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $35,938.99 of the Unused Fees to offset the filing fee payable in connection with this filing.